UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 4, 2011

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

(exact name of registrant as specified in charter)

Maryland	000-51199	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road, Oak Brook, Illinois		60523
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (630) 218-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                         Entry into a Material Definitive Agreement.

On February 4, 2011, Inland Western Retail Real Estate Trust, Inc. (the “Company,” “we,” or “our”) amended and restated its existing credit agreement with KeyBank National Association and JPMorgan Chase Bank, N.A., as co-lead arrangers for themselves and a number of other financial institutions, to provide a senior secured credit facility in the aggregate amount of $585,000,000, consisting of a $435,000,000 revolving line of credit, subject to a borrowing base limitation, and a $150,000,000 term loan (together, the “Facility”).  The Facility is our direct recourse obligation, is secured by mortgages on the borrowing base properties, and replaces our $200,000,000 secured line of credit due to mature in October 2011.  The Facility contains customary representations, warranties and covenants, and events of default.  If there has been no default under the Facility, we can make distributions as long as the ratio of distributions to funds from operations does not exceed 95%; provided, that regardless of whether there has been a default under the Facility, we may make such distributions as are required for the Company to maintain its status as a real estate investment trust under the U.S. income tax code.  Loans under the Facility bear interest at a rate per annum equal to LIBOR plus a margin of between 2.75% and 4.00% based on our leverage ratio as calculated under the Facility.  Interest on amounts outstanding under the Facility is payable monthly.  We may pay outstanding principal amounts under the Facility at any time without penalty or premium and must pay such amounts if borrowing base values are below certain amounts.  Any unpaid principal amounts are due and payable upon maturity of the Facility.  The Facility matures on February 3, 2013, but may be extended by the Company for one additional year as long as there is no existing default under the Facility, we are in compliance with all covenants under the Facility, and we pay an extension fee.

Item 2.03.                       Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01                                 Regulation FD Disclosure

On February 7, 2011, the Company issued a press release with respect to the Company closing on the Facility.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Items 7.01 and 9.01 of this report, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01                             Financial Statements and Exhibits

(d)                          Exhibits

The following Exhibit is included with this Report:

99.1                Press release of Inland Western Retail Real Estate Trust, Inc. dated February 7, 2011.

The statements and certain other information contained in this report, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” “position,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby.  These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment.  Such risks and uncertainties could cause actual results to differ materially from those projected.  These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INLAND WESTERN RETAIL REAL
ESTATE TRUST, INC.
(Registrant)

	By:	/s/ Dennis K. Holland
Dennis K. Holland
Date: February 7, 2011		Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Inland Western Retail Real Estate Trust, Inc., dated February 7, 2011